POWER OF ATTORNEY
Allianz Life Insurance Company of North America
        I hereby constitute and appoint Stewart D. Gregg, Erik T. Nelson, James E. Nelson, and John S. Kreighbaum as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for me and in my name, place and stead, in any and all capacities, to sign any and all documents to be filed under the registrations reflected in the list below that have been or will be filed with the Securities and Exchange Commission by Allianz Life Insurance Company of North America pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Allianz Life Insurance Company of North America - Registered Life and Annuity Products

Allianz Life Variable Account A 33 Act No.
ValueLife 33-11158
Valuemark Life 33-15464
Life Fund VUL 333-60206
Allianz Life Variable Account B
Valuemark II 33-23035
Valuemark III 33-72046
VIP 33-76190
Valuemark IV 333-06709
Charter 333-63719
Alterity 333-82329
Rewards 333-95729
Dimensions 333-47886
High Five 333-90260
Charter II 333-101812
High Five Bonus 333-111049
High Five L 333-120181
Custom Income 333-126217
Elite 333-134267
Vision (legacy vers) 333-139701
Connections – (RJ-legacy vers)333-145866
Retirement Pro 333-166408
Connections – (WF-POS vers)333-169265

Allianz Life Variable Account B33 Act No.
Vision (POS vers) 333-171427
Retirement Advantage 333-180720
Vision (PAS vers) 333-182987
Connections (PAS vers) 333-182989
Index Advantage N-4 333-185866
Index Advantage ADV N-4333-213127
Index Advantage NF N-4333-215105
Index Advantage Income N-4333-222815
Allianz Life Insurance Co of North America
Index Advantage S-1 333-185864
Index Advantage S-1 Vers. 2 333-195462
Index Advantage S-1 Vers. 3 333-210666
Index Advantage S-1 Vers. 4 333-217303
Index Advantage S-1 Vers. 5 333-224310
Index Advantage S-1 Vers. 6 Pending
Index Advantage ADV S-1 333-213125
Index Advantage ADV S-1 Vers. 2 Pending
Index Advantage NF S-1333-215103
Index Advantage Income S-1333-222817
Index Advantage Income S-1 Vers. 2 Pending

Signature Title Date

/s/ Walter R. White	Director, President and Chief Executive	2/19/2019
Walter R. White	Officer

/s/ William E. Gaumond	Director, Senior Vice President,	2/19/2019
William E. Gaumond	Chief Financial Officer and Treasurer

Allianz POA – February 2019

Signature Title Date

/s/ Jacqueline Hunt	Director and Board Chair	2/19/2019
Jacqueline Hunt

/s/ Ronald M. Clark	Director	2/19/2019
Ronald M. Clark

/s/ Udo Frank	Director	2/19/2019
Udo Frank

/s/ Kevin E. Walker	Director	2/19/2019
Kevin E. Walker

Allianz POA – February 2019